UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2012

WELLCARE HEALTH PLANS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32209	47-0937650
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

8725 Henderson Road, Renaissance One
Tampa, Florida	33634
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 290-6200

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The division presidents of WellCare Health Plans, Inc. ("WellCare"), including Christina C. Cooper, the President of the Florida and Hawaii Division, and Jesse Thomas, the President of the South Division, will not be considered executive officers for fiscal year 2013. The division presidents report directly to Daniel R. Paquin, WellCare's President, National Health Plans. The division presidents will continue in their current roles and their compensation has not changed.

On December 21, 2012, the Compensation Committee of WellCare's Board of Directors amended the WellCare Executive Severance Plan (the “Plan”) to provide that associates with the title of division president will be eligible for severance benefits under the Plan.

The above description of the amendments to the Plan is qualified in its entirety by reference to the Plan, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits.

The following exhibits are filed as part of this report:

10.1	WellCare Health Plans, Inc. Executive Severance Plan, as amended

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WELLCARE HEALTH PLANS, INC.
December 28, 2012	/s/ Lisa G. Iglesias Lisa G. Iglesias Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	WellCare Health Plans, Inc. Executive Severance Plan, as amended